AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS AMENDMENT, to the Distribution Agreement dated as of June 25, 2018, as amended (the “Agreement”), is entered into by and between ETF Series Solutions (the “Trust”), a Delaware statutory trust, and Quasar Distributors, LLC (the “Distributor”), a Delaware limited liability company, and is effective as of the last date on the signature block.

RECITALS

WHEREAS, the parties to the Agreement desire to amend the Agreement to add funds and update the funds list in the manner set forth herein; and

WHEREAS, Article 13 of the Agreement provides that the Agreement may be amended by written agreement executed by both parties.

Defiance Next Gen Food & Agriculture ETF
Defiance Next Gen Medical Innovation ETF
Defiance Next Gen Junior Biotech ETF

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

Schedule A is hereby superseded and replaced with Schedule attached hereto

This amendment will become effective upon the commencement of operations of the new funds mentioned above.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF SERIES SOLUTIONS		QUASAR DISTRIBUTORS, LLC

By:	/s/ Michael D. Barolsky	By:	/s/ Teresa Cowan
Name: Michael D. Barolsky		Name: Teresa Cowan
Title: Vice President and Secretary		Title: President
Date: 11/6/19		Date: 11/6/19

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SCHEDULE A

List of Funds

Name of Series
Defiance Next Gen Video Gaming ETF
Defiance Quantum ETF
Defiance Next Gen Connectivity ETF
Defiance Junior Cyber Security ETF
Defiance Junior Cloud Computing and Big Data ETF
Defiance Junior Applied AI ETF
Defiance Encrypted Software Technologies ETF
Defiance Next Gen Food & Agriculture ETF
Defiance Next Gen Medical Innovation ETF
Defiance Next Gen Junior Biotech ETF

2
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